UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2020

DIGIRAD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35947	33-0145723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Industrial Court, Suwanee, GA		30024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 726-1600

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	DRAD	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	DRADP	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Resignation

On April 6, 2020, John Climaco resigned from the Board of Directors (the “Board”) of Digirad Corporation (“Digirad” or the “Company”) and all committees of the Board effective as of such date. Mr. Climaco determined to resign from the Board in order to pursue other professional and business endeavors. The Board thanks Mr. Climaco for his many years of service to the Company and its shareholders.

(e) Annual Salary Reduction

On April 1, 2020, the Company announced that in response to the global COVID-19 pandemic, Matthew G. Molchan, the Company’s President and Chief Executive Officer, David J. Noble, the Company’s Chief Financial Officer and Chief Operating Officer, and Martin B. Shirley, the president of the Company’s Diagnostic Imaging Solutions Inc. subsidiary, have each agreed to have their base salaries reduced by 20%. These reductions will be effective as of April 6, 2020, and remain in effect until May 15, 2020, subject to extension or adjustment based on developments surrounding COVID-19 pandemic.

Item 8.01	Other Events.

Furlough/Salary or Hour Reduction

On April 1, 2020, the Company also announced that in response to the global COVID-19 pandemic, it will furlough certain employees (without pay, but with Company payment of health insurance) and also institute a 20% salary reduction for most of its salaried employees and reduce the number of hours worked by most of its hourly employees by 20%. These reductions, which apply to the Company’s healthcare division, will be effective as of April 6, 2020, and remain in effect until May 15, 2020, subject to extension or adjustment developments surrounding COVID-19 pandemic.

Throughout the COVID-19 pandemic, the Company’s building and construction division has furloughed employees or reduced employee hours based on fluctuations in demand for Company products. Many of these employees are expected to return to work within the next few weeks.

Guidance

As a result of the evolving impact of COVID-19 on the economy, we are withdrawing our 2020 full-year guidance provided in the Form 8-K filed on March 6, 2020, the press release filed therewith, and discussed on our 2019 fourth quarter earnings call held on March 6, 2020. At Digirad, our highest priority remains the safety, health and well-being of our employees, their families and our communities and we remain committed to serving the needs of our customers. The COVID-19 pandemic is a highly fluid situation and it is not currently possible for us to reasonably estimate the impact it may have on our financial and operating results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2020	DIGIRAD CORPORATION

	By:	/s/ Matthew G. Molchan
		Name:	Matthew G. Molchan
		Title:	President and Chief Executive Officer